Exhibit 77.C

Shareholder Meeting (Unaudited)

A Special Meeting of Shareholders of the ALPS/Red Rocks Listed Private Equity Fund, ALPS/WMC Value Intersection Fund, Clough China Fund, Jefferies Asset Management Commodity Strategy Allocation Fund, RiverFront Long-Term Growth Fund, RiverFront Moderate Growth Fund, RiverFront Long-Term Growth & Income Fund, RiverFront Moderate Growth & Income Fund and ALPS/Kotak India Growth Fund (each, a “Fund” and together, the “Funds”) was held on October 14, 2011 (the “Meeting”) and adjourned and reconvened to October 28, 2011 and November 1, 2011. At the meetings, the following matters were voted on and approved by the Shareholders. Each vote reported represents one dollar of net asset value held on the record date of the meeting. The results of the Special Meeting of Shareholders are noted below.

Proposal 1 - To approve a new Investment Advisory Agreement for each Fund and ALPS Advisors, Inc.:

	Number of Votes					Percentage of Total Outstanding Votes				Percentage of Voted
Fund	Record Date Votes	Affirmative	Against	Abstain	Uninstructed	Affirmative	Against	Abstain	Uninstructed	Affirmative	Against	Abstain	Uninstructed
ALPS/Red Rocks Listed Private Equity Fund	17,705,934.019	17,425,953.687	91,859.305	188,121.027	0.000	54.221%	0.286%	0.585%	0.000%	98.419%	0.519%	1.062%	0.000%
ALPS/WMC Value Intersection Fund	4,527,157.632	4,013,703.357	185,427.911	328,026.364	0.000	45.022%	2.080%	3.680%	0.000%	88.658%	4.096%	7.246%	0.000%
Clough China Fund	2,421,552.907	2,153,843.854	37,130.494	24,776.559	205,802.000	45.178%	0.779%	0.520%	4.317%	88.945%	1.533%	1.023%	8.499%
Jefferies Asset Management Commodity Strategy Allocation Fund	5,331,041.213	5,148,514.516	49,694.209	54,836.488	77,996.000	49.064%	0.474%	0.523%	0.743%	96.576%	0.932%	1.029%	1.463%
RiverFront Long-Term Growth Fund	2,583,213.688	2,453,390.709	4,773.142	17,891.837	107,158.000	48.222%	0.094%	0.351%	2.106%	94.974%	0.185%	0.693%	4.148%
RiverFront Long-Term Growth & Income Fund	1,001,193.310	752,822.956	6,241.666	18,323.688	233,805.000	37.936%	0.315%	0.923%	11.278%	75.193%	0.623%	1.830%	22.354%
RiverFront Moderate Growth Fund	875,189.834	590,336.811	6,547.929	49,726.094	228,579.000	34.748%	0.385%	2.927%	13.454%	67.452%	0.748%	5.682%	26.118%
RiverFront Moderate Growth & Income Fund	2,456,382.553	1,724,799.625	22,334.698	60,945.230	648,303.000	35.662%	0.462%	1.260%	13.404%	70.217%	0.909%	2.481%	26.393%
ALPS/Kotak India Growth Fund	224,896.090	223,519.090	902.000	475.000	0.000	63.179%	0.255%	0.134%	0.000%	99.388%	0.401%	0.211%	0.000%

Proposal 2 - To approve a new Sub-Advisory Agreement for each Fund with ALPS Advisors, Inc. and each of the current Sub-Advisers:

	Number of Votes					Percentage of Total Outstanding Votes				Percentage of Voted
Fund	Record Date Votes	Affirmative	Against	Abstain	Uninstructed	Affirmative	Against	Abstain	Uninstructed	Affirmative	Against	Abstain	Uninstructed
ALPS/Red Rocks Listed Private Equity Fund	17,705,934.019	17,417,236.636	98,029.356	190,668.027	0.000	54.193%	0.305%	0.594%	0.000%	98.369%	0.554%	1.077%	0.000%
ALPS/WMC Value Intersection Fund	4,527,157.632	4,029,961.487	159,981.613	337,314.532	0.000	45.203%	1.795%	3.784%	0.000%	89.015%	3.534%	7.451%	0.000%
Clough China Fund	2,421,552.907	2,134,144.506	35,939.842	45,666.599	205,802.000	44.765%	0.754%	0.958%	4.317%	88.131%	1.484%	1.886%	8.499%
Jefferies Asset Management Commodity Strategy Allocation Fund	5,331,041.213	5,143,587.858	50,415.209	59,042.146	77,996.000	49.018%	0.480%	0.563%	0.743%	96.484%	0.946%	1.107%	1.463%
RiverFront Long-Term Growth Fund	2,583,213.688	2,452,911.709	4,776.142	18,370.837	107,158.000	48.212%	0.094%	0.361%	2.106%	94.956%	0.185%	0.711%	4.148%
RiverFront Long-Term Growth & Income Fund	1,001,193.310	752,822.956	6,241.666	18,323.688	233,805.000	37.936%	0.315%	0.923%	11.278%	75.193%	0.623%	1.830%	22.354%
RiverFront Moderate Growth Fund	875,189.834	588,625.099	6,547.929	51,437.806	228,579.000	34.647%	0.385%	3.028%	13.454%	67.257%	0.748%	5.877%	26.118%
RiverFront Moderate Growth & Income Fund	2,456,382.553	1,713,451.701	34,161.979	60,465.873	648,303.000	35.427%	0.706%	1.251%	13.404%	69.755%	1.391%	2.461%	26.393%
ALPS/Kotak India Growth Fund	224,896.090	233,410.090	1,011.000	475.000	0.000	63.148%	0.286%	0.134%	0.000%	99.339%	0.450%	0.211%	0.000%